EXHIBIT 23.2
INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of
Axion Power International, Inc.
(formerly Tamboril Cigar Company)

As independent public accountants, we hereby consent to the inclusion in this Form S-1 registration statement of our report on the Balance Sheet of Axion Power International, Inc. (formerly Tamboril Cigar Company) as of December 31, 2002 and 2001, and the related statements of operations, changes in Stockholders’ equity and cash flows for the years then ended. We also consent to the references to our firm in the "Experts" section of the Prospectus.

/s/ Martin Ender

Want & Ender CPA PC
By Martin Ender, CPA

New York, New York
August 31, 2004

EXHIBIT 23.2
INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of
Axion Power International, Inc.
(formerly Tamboril Cigar Company)

As independent public accountants, we hereby consent to the inclusion in this Form S-8 registration statement of our report on the Balance Sheet of Axion Power International, Inc. (formerly Tamboril Cigar Company) as of December 31, 2002 and 2001, and the related statements of operations, changes in Stockholders’ equity and cash flows for the years then ended. We also consent to the references to our firm in the "Experts" section of the Prospectus.

/s/

Want & Ender CPA PC
By Martin Ender, CPA

New York, New York
July 28, 2004